Exhibit 99.1

ArriVent to Present Two Preclinical Posters on the EGFR Inhibitor Firmonertinib and on the Novel dual-target MUC16/NaPi2b Tetravalent ADC ARR-002 at the 2026 AACR Annual Meeting

•	Unique structural features of firmonertinib enhance binding and activity against EGFR mutant proteins including ex20ins mutant proteins in cell lines and NSCLC animal models
•	Superior anti-tumor activity of ARR-002 in ovarian cancer models compared to single-target or bivalent approaches with favorable tolerability underscores best-in-disease ADC potential

NEWTOWN SQUARE, PA, March 17, 2026 (GLOBE NEWSWIRE) -- ArriVent BioPharma, Inc. (Company or ArriVent) (Nasdaq: AVBP), a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced two poster presentations at the 2026 American Association for Cancer Research (AACR) Annual Meeting taking place in San Diego, California April 17-22.

Preclinical findings for EGFR inhibitor firmonertinib will highlight high resolution crystal structure data supporting the ongoing pivotal Phase 3 study in frontline EGFR exon 20 insertion mutant non-small cell lung cancer (NSCLC). ArriVent in partnership with Aarvik Therapeutics, Inc. (Aarvik) will also present preclinical data on ARR-002, a novel dual-target MUC16/NaPi2b tetravalent antibody drug conjugate (ADC), characterizing its superior ADC potential in ovarian and endometrial cancers and planned advancement towards clinical evaluation. Data for ARR-002 will also be presented as part of an oral presentation by Aarvik at the Clinical Research Mini Symposium.

Abstract Highlights and Presentation Details

Discovery and Characterization of Firmonertinib, a Novel EGFR Inhibitor with Broad Activity Against both EGFR Classical and Exon 20 Insertion Mutations

Abstract Number: 2745

Time and Date: Tuesday April 21, 2026 from 2 - 5 PM PT

Session: Experimental and Molecular Therapeutics / Tyrosine Kinase, Phosphatase, & Other Inhibitors
Poster Location: Section 18, Board 9, Number 5871

Lung cancers with classical EGFR mutations respond to approved EGFR inhibitors, whereas those with EGFR exon 20 insertion (ex20ins) mutations have limited sensitivity and few treatment options. Firmonertinib is a novel, brain-penetrant irreversible EGFR inhibitor with early clinical evidence supporting activity against uncommon mutations, including ex20ins and PACC variants, and is approved in China for frontline classical and second line exon20ins EGFR mutant NSCLC. Preclinical characterization of firmonertinib demonstrated:

•	High potency inhibition of EGFR harboring classical and ex20ins mutations using a series of structural, biochemical, cell line and xenograft data

•	Strong anti-tumor activity and high brain penetrance reinforced across multiple in vitro and in vivo models
•	Findings support the structural mechanism of broad EGFR binding and inhibition by firmonertinib

AV-P138-ADC (ARR-002), a Novel MUC16/NaPi2b Dual-target Tetravalent ADC, for the Treatment of Ovarian and Endometrial Cancers

Abstract Number: 5757

Time and Date: Monday April 20, 2026 from 9 AM - 12 PM PT

Session: Clinical Research / Targeted Antigen Therapies and Immunity

Poster Location: Section 49, Board 12, Number 2660

Dual-target ADCs aim to overcome challenges underlying the high failure rate of single-target ADCs in the clinic including limited internalization, low payload delivery, and heterogeneous target expression in tumors. MUC16 and NaPi2b are highly expressed on ovarian and endometrial cancers with limited expression in normal tissues, making them ideal co-targets. ARR-002 utilizes a novel tetravalent format to fully target both MUC16 and NaPi2b. This dual targeting approach is designed to be more active and overcome tumor escape mechanisms that limit single target ADCs. Initial preclinical characterization of ARR-002 demonstrated:

•	Effective binding to individual targets, simultaneous engagement of both targets, and enhanced internalization vs. single-target antibody controls
•	Superior in vivo efficacy vs. single-target ADCs in the OVCAR-3 xenograft model
•

The potential for a wider therapeutic window based on a favorable tolerability profile in cynomolgus monkeys, consisting of reversible hematologic findings at a higher maximum tolerated single dose vs. other approaches in development

Mini Symposium Details

MUlti-epitope Targeting Tetravalent Antibody (MUTTA™) Platform for Developing NextGen ADCs with an Improved Therapeutic Window

Abstract Number: 6758

Time and Date: Tuesday April 21, 2026 from 2:30 – 4:30 PM PT

Session: Clinical Research / Targeted Therapy: Data Driven Approaches and Novel Drugs

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development, and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization.

About Firmonertinib

Firmonertinib is an oral, highly brain-penetrant, and broadly active mutation-selective epidermal growth factor receptor (EGFR) inhibitor active against both classical and uncommon EGFR mutations, including PACC and exon 20 insertion mutations. In March 2021, firmonertinib was approved in China for first-line advanced non-small-cell lung cancer (NSCLC) with EGFR exon 19 deletion or L858R mutations and for patients with previously treated locally advanced or metastatic NSCLC with EGFR T790M mutation, otherwise known as EGFR classical mutations.

Firmonertinib was granted U.S. Food and Drug Administration (FDA) Breakthrough Therapy Designation for the treatment of patients with previously untreated locally advanced or metastatic non-squamous NSCLC with EGFR exon 20 insertion mutations. Firmonertinib was also granted U.S. FDA Orphan Drug Designation for the treatment of NSCLC with EGFR mutations or human epidermal growth factor receptor 2 (HER2) mutations or HER4 mutations.

Firmonertinib is currently being studied in a global Phase 3 trial for first-line NSCLC patients with EGFR exon 20 insertion mutations (FURVENT; NCT05607550) and in a global Phase 3 study in first line NSCLC patients with EGFR PACC mutations (ALPACCA).

About ARR-002

ARR-002 (also known as AV-P138-ADC) is a first-in-class, Mucin-16 (MUC16) and sodium-dependent phosphate transport protein 2b (NaPi2b) dual-target, tetravalent (2+2 format) ADC, with site-specific conjugation to vcMMAE at a drug-to-antibody ratio (DAR) of 4. Both these cell surface antigens are expressed in ovarian and endometrial cancers with limited expression in normal tissues, making them ideal co-targets. ARR-002 was discovered under a Research collaboration with Aarvik Therapeutics, Inc. and subsequently exclusively licensed by ArriVent for potential global development.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, estimates of our addressable market, activity and safety of firmonertinib and of ARR-002 compared to available therapies, anticipated clinical milestones, including the timing of, and results of, top-line pivotal Phase 3 data for firmonertinib in previously untreated NSCLC patients whose tumors contain EGFR exon 20 insertion mutations, the timing and results of our global pivotal Phase 3 study of firmonertinib in previously untreated NSCLC patients whose tumors contain EGFR PACC mutations, the timing and results of global development of ARR-002, , and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 5, 2026 and our other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com